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                                                            Exhibit No. 10.67

                            STOCK PURCHASE AGREEMENT

                               FOR THE PURCHASE OF

                        COMMON SHARES OF METHYLGENE INC.

                                      FROM

                                 HYBRIDON, INC.

                                   THE SELLER

                                       BY

             PAUL CAPITAL PARTNERS VI, L.P. AND PCP ASSOCIATES, L.P.

                                 THE PURCHASERS

                                 MARCH 30, 2001


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                                TABLE OF CONTENTS

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ARTICLE I Purchase and Sale of Shares............................................................................       1
         1.1      CERTAIN DEFINITIONS............................................................................       1
         1.2      PURCHASE AND SALE OF SHARES....................................................................       3
         1.3      PURCHASE PRICE.................................................................................       3
         1.4      REALIZATIONS...................................................................................       3
         1.5      FINANCIAL STATEMENTS...........................................................................       3
         1.6      MATERIAL ADVERSE CHANGE........................................................................       4
         1.7      NONASSIGNABLE SHARES OR CONTRACTUAL RIGHTS.....................................................       4

ARTICLE II Representations and Warranties of the Seller..........................................................       4
         2.1      ORGANIZATION...................................................................................       4
         2.2      AUTHORIZATION..................................................................................       4
         2.3      VALIDITY.......................................................................................       4
         2.4      OWNERSHIP OF THE SHARES........................................................................       5
         2.5      CAPITALIZATION OF THE COMPANY..................................................................       5
         2.6      REALIZATIONS...................................................................................       6
         2.7      CERTAIN CONDUCT................................................................................       6
         2.8      COMPLETENESS OF DOCUMENTS......................................................................       6
         2.9      SHAREHOLDERS' AGREEMENT........................................................................       6
         2.10     LITIGATION.....................................................................................       6
         2.11     FINDERS........................................................................................       7
         2.12     FULL DISCLOSURE; ACCURACY OF INFORMATION.......................................................       7
         2.13     COMPLIANCE WITH SECURITIES LAWS................................................................       7

ARTICLE III Representations and Warranties of the Purchaser......................................................       8
         3.1      ORGANIZATION...................................................................................       8
         3.2      AUTHORIZATION..................................................................................       8
         3.3      VALIDITY.......................................................................................       8
         3.4      PURCHASE FOR INVESTMENT........................................................................       8
         3.5      ACCREDITED INVESTOR............................................................................       8
         3.6      RESTRICTED SECURITIES..........................................................................       8
         3.7      FINDERS........................................................................................       9

ARTICLE IV Covenants  9
         4.1      COOPERATION....................................................................................       9
         4.2      FILINGS BY SELLER..............................................................................       9
         4.3      TRANSFER TAXES, FEES AND EXPENSES..............................................................       9
         4.4      CONSENTS AND WAIVERS...........................................................................       9
         4.5      ACCESS.........................................................................................      10
         4.6      CERTAIN CONDUCT................................................................................      10
         4.7      CONFIDENTIALITY................................................................................      10
         4.8      OTHER NEGOTIATIONS.............................................................................      11

                                                                                                 STOCK PURCHASE AGREEMENT
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
ARTICLE V Closing Matters........................................................................................      11
         5.1      THE CLOSING....................................................................................      11
         5.2      DELIVERY OF SHARES AND ASSIGNMENTS.............................................................      11
         5.3      DOCUMENTS AND CERTIFICATES.....................................................................      11

ARTICLE VI Conditions of Closing.................................................................................      12
         6.1      CONDITIONS APPLICABLE TO THE PURCHASER.........................................................      12
         6.2      CONDITIONS APPLICABLE TO THE SELLER............................................................      14

ARTICLE VII Termination..........................................................................................      15
         7.1      BY MUTUAL CONSENT..............................................................................      15
         7.2      BY PURCHASER...................................................................................      15
         7.3      BY SELLER......................................................................................      15
         7.4      BY EITHER PARTY................................................................................      15
         7.5      SURVIVAL UPON TERMINATION......................................................................      16
         7.6      EXPENSES.......................................................................................      16

ARTICLE VIII Indemnification.....................................................................................      16
         8.1      INDEMNIFICATION................................................................................      16
         8.2      INDEMNIFICATION BY PURCHASER...................................................................      16
         8.3      INDEMNIFICATION PROCEDURE......................................................................      17
         8.4      NO WAIVER; OTHER INDEMNIFICATION PROVISIONS....................................................      17

ARTICLE IX Miscellaneous.........................................................................................      17
         9.1      SURVIVAL OF REPRESENTATION AND WARRANTIES......................................................      17
         9.2      ADDITIONAL DOCUMENTS AND ACTS..................................................................      18
         9.3      SPECIFIC PERFORMANCE...........................................................................      18
         9.4      NOTICES........................................................................................      18
         9.5      ASSIGNMENT.....................................................................................      19
         9.6      WAIVER.........................................................................................      19
         9.7      ENTIRE AGREEMENT...............................................................................      19
         9.8      AMENDMENTS, SUPPLEMENTS, ETC...................................................................      19
         9.9      INTERPRETATION.................................................................................      20
         9.10     HEADINGS AND CAPTIONS..........................................................................      20
         9.11     COUNTERPARTS...................................................................................      20
         9.12     SUCCESSORS AND ASSIGNS.........................................................................      20
         9.13     ATTORNEYS' FEES................................................................................      20
         9.14     SEVERABILITY...................................................................................      20
         9.15     GOVERNING LAW..................................................................................      20

                                                                                                 STOCK PURCHASE AGREEMENT
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                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement is made and entered into as of March 30, 2001 (the "Agreement") by PAUL CAPITAL PARTNERS VI, L.P. and PCP ASSOCIATES,
L.P. (collectively, the "Purchaser" or the "Purchasers"), and HYBRIDON, INC.
(the "Seller").

                                   WITNESSETH

                  WHEREAS, the Seller is the owner of the Shares (as hereinafter defined); and

                  WHEREAS, the Seller is a party to the Shareholders' Agreement
(as hereinafter defined) governing disposition of the Shares and granting certain rights with respect to the Shares;

                  WHEREAS, the Purchasers desire to purchase from the Seller, and the Seller desires to sell to the Purchasers, the Shares upon the terms and subject to the conditions set forth in this Agreement;

                  WHEREAS, the purchase of the Shares is conditional upon the Purchasers becoming parties to the Shareholders' Agreement as same is to be amended as set forth hereinafter;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants, representations, warranties and indemnities contained in this Agreement, the Purchasers and the Seller hereby agree as follows:

                                   ARTICLE I

                           PURCHASE AND SALE OF SHARES

         1.1 CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings set forth below:

                  (a) "Ancillary Agreements" shall mean the Shareholders'
Agreement Amendment.

                  (b) "C$" shall mean Canadian dollars.

                  (c) "Closing" shall have the meaning assigned to it in Section
5.1 hereof.

                  (d) "Closing Date" shall have the meaning assigned to it in
Section 5.1 hereof.

                  (e) "Company" shall mean MethylGene Inc., a corporation organized under the laws of Quebec.

                  (f) "Contractual Rights" shall mean all of the contractual rights of the Seller relating to the Shares or the Company, including, without limitation, all rights of first refusal,

                                                       STOCK PURCHASE AGREEMENT
                                       1.

first offer and co-sale among shareholders or partners of the Company; and all rights to receive financial and other information from the Company as is currently held by the Company's shareholders.

                  (g) "Encumbrance" shall mean any Lien pertaining to the sale, assignment, disposition, transfer or the voting rights of, on or pertaining to the Shares (including, without limitation, any consents or approvals of transfers, options, rights of first refusal and co-sale rights).

                  (h) "Lien", shall mean any lien, pledge, claim, security interest, encumbrance, charge, restriction or limitation of any kind, whether arising by agreement, operation of law or otherwise other than Permitted Encumbrances.

                  (i) "Material Adverse Change" shall have the meaning set forth in Section 1.6 hereof.

                  (j) "Permitted Encumbrances" shall mean those Encumbrances arising under the Shareholders' Agreement to the extent they do not relate or apply to the transactions contemplated by this Agreement.

                  (k) "Portfolio Company Certificates" shall mean certificates provided by the Company to the Purchaser substantially in the form of Exhibit A and Exhibit B attached hereto pursuant to which the Company represents and warrants to the Purchasers as follows:

                  (i) In Exhibit A, with respect to the Company, the representations and warranties of the Seller set forth in Section 2.5 are true and correct as to the number of authorized and outstanding shares of capital stock and Share Equivalents of the Company and the number of securities held by the Seller;

                  (ii) In Exhibit B, the Certificate of Transfer, that with respect to the Company, the transfer of the Shares to the Purchaser will upon Closing be made by the Company's transfer agent and the Purchasers shall become the holders of record of the Shares;

                  (l) "Realizations" shall mean all pre-tax and pre-withholding payments, interest, dividends, and other distributions declared, paid or made to and received by or on behalf of the Seller with respect to or in connection with the ownership of, and any proceeds from the sale, assignment, transfer, conversion, exchange, redemption, exercise, repayment, waiver, release, compromise, settlement or satisfaction of, any Shares held by the Seller after the Record Date and prior to the Closing.

                  (m) "Record Date" shall mean December 31, 2000.

                  (n) "Securities" shall have the meaning ascribed to that term in the Securities Act of 1933, as amended.

                  (o) "Share Equivalents" shall have the meaning assigned to it in Section 2.5;

                                                       STOCK PURCHASE AGREEMENT
                                       2.
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                  (p) "Shareholders' Agreement" shall mean, collectively (i)
that certain Shareholders' Agreement, dated as of January 4, 1996, among Fonds de solidarite des travailleurs du Quebec (F.T.Q.) ("Fonds"), Fonds d'Investissement en Biotechnologie BioCapital II, societe en commandite ("Biocapital"), Societe Innovatech du Grand Montreal ("Innovatech"), Seller and the Company, as amended by that certain Amendment to Shareholders' Agreement, dated as of February 27, 1998, Amendment to Shareholders' Agreement, dated as of July 14, 2000, and Amendment to Shareholders' Agreement, dated as of August 31, 2000; and (ii) that certain Unanimous Shareholders' Agreement, dated as of January 4, 1996, among Fonds, Biocapital, Innovatech, Seller and the Company, as amended by that certain Amendment to Unanimous Shareholders' Agreement, dated as of February 27, 1998.

                  (q) "Shares" shall mean 2,350,000 Common shares of the Company to be acquired by the Purchasers at the Closing created by the conversion of the Company's Class A shares and Class B shares into Common shares which is contemplated by this Agreement. The number of such Shares will be appropriately adjusted for any stock splits or dividends which are declared and paid after the Record Date and prior to the Closing.

         1.2 PURCHASE AND SALE OF SHARES. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing the Seller shall sell, assign, transfer and deliver to the Purchasers at the Closing and the Purchasers shall purchase and acquire from the Seller at the Closing, all right, title and interest in and to that number of the Shares as set forth opposite each such Purchaser's name on Schedule 1.2 hereto, free and clear of all Liens (other than the Encumbrances to the extent they do not apply to the transactions contemplated by this Agreement).

         1.3 PURCHASE PRICE. The purchase price due and payable at Closing (the "Payment") for the Shares to be sold pursuant to this Agreement shall be C$6,697,500 (less the value of any Realizations after the Record Date and the value of the Withholding, if any) and shall be paid to the Seller, by wire transfer of federal funds or other immediately available funds, to the account designated by the Seller.

         1.4 REALIZATIONS. Realizations shall be retained by the Seller and shall reduce the Purchase Price as provided in Section 1.3. Within five (5) business days after receipt by the Seller of any Realizations or any notice of an entitlement to receive any Realizations but in no event later than the Closing Date, the Seller shall notify the Purchaser of the receipt of such Realizations or such notice, as the case may be, and the amount, nature and time of receipt or anticipated receipt, as the case may be, of the Realizations received or to be received by the Seller.

         1.5 FINANCIAL STATEMENTS. The Seller will cooperate with the Purchaser in its efforts to have the Company make financial statements available to the Purchaser.

         1.6 MATERIAL ADVERSE CHANGE. From the Record Date until the Closing Date, in the event of a material adverse change in the Company, the value of the Shares or the Contractual Rights ("Material Adverse Change"), the Purchaser, in its sole discretion, upon written notice to the Seller, may terminate this Agreement with respect to its obligations hereunder.

                                                       STOCK PURCHASE AGREEMENT
                                       3.

         1.7 NONASSIGNABLE SHARES OR CONTRACTUAL RIGHTS. To the extent that the assignment of the Shares or Contractual Rights shall require the consent of any other party thereto, or shall be subject to any option in any other person by virtue of a request for permission to sell, assign or transfer or by reason of or pursuant to any sale, assignment or transfer to the Purchaser, this Agreement shall not constitute a contract to assign the same to the extent that an attempted assignment would (i) constitute a breach thereof, (ii) create rights in others not desired by the Purchaser or (iii) create rights in third parties against the Seller. The Seller shall cooperate with the Purchaser in any reasonable arrangement not in violation of the Shareholders' Agreement requested by the Purchaser designed to provide for the Purchaser the economic benefits, rights, privileges and entitlements of the Shares, provided, that the Seller shall not be required to pay any monetary compensation to any third party as a part of such arrangements.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The Seller hereby represents and warrants to the Purchaser as follows:

         2.1 ORGANIZATION. The Seller is duly formed, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

         2.2 AUTHORIZATION. The Seller has all necessary power and authority to enter into, execute and deliver this Agreement and the Ancillary Agreements and to perform all of the obligations to be performed by it hereunder and thereunder. Each of this Agreement and the Ancillary Agreements has been duly authorized, executed and delivered by the Seller and constitutes its valid and binding obligation, enforceable against the Seller in accordance with its terms.

         2.3 VALIDITY. Neither the execution and delivery of this Agreement or the Ancillary Agreements nor the performance or consummation of the transactions contemplated hereby or thereby will conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by the terms of: (i) any law, any rule or regulation of any government or any agency of any government, or any judgment, order, writ, decree, permit or license of any court or other agency of any government to which the Seller may be subject; (ii) the articles or the by-laws of this Company; or (iii) subject to obtaining appropriate waivers of rights of first refusal and co-sale rights, the Shareholders' Agreement or any other contract, agreement, commitment or instrument to which the Seller is a party or by which it or any of its assets is bound or committed. Neither the execution and delivery of this Agreement or the Ancillary Agreements nor the performance or consummation of the transactions contemplated hereby or thereby will constitute an event which, with the lapse of time or action by a third party, could result in the default under any of the foregoing or result in the creation of any Lien upon the Shares. Other than the registrations, filings, consents and approvals that have been made or obtained and the filings required to be made by Seller pursuant for Section 4.2 below, and the execution and delivery of this Agreement and the Ancillary Agreements and the performance and consummation of the transactions contemplated hereby and thereby will not require any registration, filing, consent or approval under any such law, rule, regulation, judgment, order,

                                                       STOCK PURCHASE AGREEMENT
                                       4.

writ, decree, permit or license, or consent or approval of, any third party, including , without limitation, any governmental or regulatory authority or any party to any of the Shareholders' Agreement or other contract, agreement, commitment or instrument.

         2.4 OWNERSHIP OF THE SHARES. Except as set forth on Schedule 2.4, the Seller owns, or immediately prior to the Closing will own, all right, title and interest (legal and beneficial) in and to the Shares identified as being owned by the Seller free and clear of all Liens. All of the Encumbrances potentially applicable to the transaction contemplated by this Agreement will have been duly waived or satisfied on or before the Closing Date, or, in the case of any rights of first refusal, first offer, or co-sale will have been duly waived or all applicable notice periods will have expired without such rights having been exercised on or before the Closing Date, by all interested parties. Upon delivery of the Shares identified as being owned by the Seller to the Purchaser and payment therefor in accordance with this Agreement, the Purchaser will acquire such Shares free and clear of all Liens. The Shares have been validly subscribed and issued and are outstanding as fully paid and non-assessable.

         2.5 CAPITALIZATION OF THE COMPANY. To the best of the Seller's knowledge, after due inquiry; (i) set forth on Schedule 2.5 attached hereto is a complete and accurate list of all of the Company's Securities for each class and series of Securities issued by the Company, the aggregate number of such Security authorized and the aggregate number of each such Security outstanding, all of which are fully paid and nonassessable and (ii) except as set forth on
Schedule 2.5, there are no (A) equity securities of any class or series of the Company, or (B) any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding, and there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which the Company is a party or by which the Company is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold additional shares of capital stock of the Company (collectively, "Share Equivalents").

         2.6 REALIZATIONS. The Seller has not, since the Record Date, received, or been notified that it is entitled to receive, any Realizations. The Seller has no obligations pursuant to any letter of credit, guarantee, pledge, hypothecation, borrowing or other similar arrangement in connection with the acquisition of any of the Shares or any transaction with the Company.

         2.7 CERTAIN CONDUCT. Since the Record Date, the Seller has not, except with the prior acknowledgment and approval by the Purchaser, (i) sold, assigned, transferred, delivered or otherwise disposed of any of the Shares, (ii) converted, exchanged or redeemed any of the Shares, (iii) forgiven, released, compromised or demanded payment of any indebtedness owed to it by the Company other than upon full payment thereof, (iv) amended, canceled or terminated the Shareholders' Agreement or entered into any new Shareholders' Agreement, (v) waived, amended, cancelled, terminated, exercised or failed to exercise any of the material Contractual Rights, (vi) created or permitted to exist any Lien on any of the Shares other than the Encumbrances, or (vii) agreed to do any of the foregoing.

         2.8 COMPLETENESS OF DOCUMENTS. The Seller or the Company has furnished the Purchaser with, or has made available to the Purchaser, accurate and complete copies of all instruments, agreements and other documents representing, relating to or constituting the Shares or any part thereof and all material correspondence and other written communications sent or

                                                       STOCK PURCHASE AGREEMENT
                                       5.

received by or on behalf of the Seller in its capacity as a shareholder of the Company or by virtue of its representation on the Board of Directors of the Company (including any written internal compilations, analyses or reports derived therefrom), which would reasonably be expected to influence the Purchaser's decision to complete the transactions contemplated by this Agreement.

         2.9 SHAREHOLDERS' AGREEMENT. Attached hereto as Schedule 2.9 are accurate and complete copies of the Shareholders' Agreement, including all amendments and interventions thereto up to and including the date hereof. Neither the Seller, nor to the best knowledge of the Seller, any other party is in breach or violation of, or in default under, the Shareholders' Agreement. The documents attached hereto as Schedule 2.9 constitute the only agreements among the shareholders of the Company regarding the subject matter thereof or the Shares.

         2.10 LITIGATION. There is no (i) action, suit, claim, proceeding or investigation pending or threatened against the Seller, at law or in equity, or before or by any federal, provincial state, municipal or other governmental department, commission, board, bureau, agency court, or instrumentality, domestic or foreign, (ii) arbitration proceeding relating to the Seller pending, or (iii) governmental inquiry pending or threatened against the Seller, which, if adversely determined, would question the validity of, or prevent the consummation of, the transactions contemplated by this Agreement. There is no action or suit by the Seller pending or threatened against others relating to the Shares.

         2.11 FINDERS. The Seller has not directly or indirectly dealt with anyone acting in the capacity of a finder or broker or incurred any obligation for any finder's or broker's fee or commission in connection with the transactions contemplated by this Agreement. The Seller agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Seller is responsible.

         2.12 FULL DISCLOSURE; ACCURACY OF INFORMATION. The Seller has fully provided the Purchaser with all the information that the Purchaser has requested for deciding whether to purchase the Shares and all agreements to which the Seller is a party and all information relating to the Shares and the Company that the Seller possesses or has received in its capacity as a shareholder of the Company or by virtue of its representation on the Board of Directors of the Company (including any written internal compilations, analyses or reports derived therefrom), which would reasonably be expected to influence the Purchaser's decision to complete the transactions contemplated by this Agreement. Neither this Agreement nor the Schedules or Exhibits thereto or any certificate to be delivered at the Closing by the Seller to the Purchaser in connection with this Agreement or any of the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements made, in the light of the circumstances under which they are made, not misleading, or contains a material statement which is misleading. Except as set forth in this Agreement, the Schedules and Exhibits attached hereto and any certificate to be delivered at the Closing, there is no fact that the Seller has not disclosed to the Purchaser in writing and of which it has become aware in its capacity as a shareholder of the Company or by virtue of its representation on the Board of Directors of the Company (including any written internal compilations, analyses or reports derived therefrom) and that has had or would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, customer or supplier
                                                        STOCK PURCHASE AGREEMENT
                                       6.

relations, employee relations or business prospects of the Company or on the value of the Shares or the Contractual Rights. The statements contained in any certificate to be delivered at the Closing by the Seller to the Purchaser in connection with this Agreement or any of the transactions contemplated hereby shall be deemed to constitute representations and warranties under this Agreement to the same extent as if set forth in this Agreement in full.

         2.13 COMPLIANCE WITH SECURITIES LAWS. Neither the Seller nor anyone acting on Seller's behalf has offered to sell the Shares by means of any general solicitation or any advertising.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser hereby represents and warrants to the Seller as follows:

         3.1 ORGANIZATION. The Purchaser is duly formed, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

         3.2 AUTHORIZATION. The Purchaser has all necessary power and authority to enter into, execute and deliver this Agreement and the Ancillary Agreements and to perform all of the obligations to be performed by it hereunder and thereunder. Each of this Agreement and the Ancillary Agreements has been duly authorized, executed and delivered by the Purchaser and constitutes its valid and binding obligation, enforceable against the Purchaser in accordance with its terms.

         3.3 VALIDITY. Neither the execution and delivery of this Agreement or the Ancillary Agreements nor the performance or consummation of the transactions contemplated hereby or thereby will conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by the terms of: (i) any law, any rule or regulation of any government or any agency of any government, or any judgment, order, writ, decree, permit or license of any court or other agency of any government to which the Purchaser may be subject; (ii) any contract, agreement, commitment or instrument to which the Purchaser is a party or by which the Purchaser or any of its assets are bound or committed; or (iii) the Purchaser's constituent charter documents or other governing instruments.

         3.4 PURCHASE FOR INVESTMENT. The Shares to be purchased by the Purchaser pursuant to this Agreement are being purchased for the Purchaser's own account, for investment and not with a view to the distribution or resale thereof, except in compliance with the Securities Act of 1933, as amended (the "Act") and applicable Canadian legislation.

         3.5 ACCREDITED INVESTOR. The Purchaser is an Accredited Investor within the meaning of Rule 501 of Regulation D of the Act.

         3.6 RESTRICTED SECURITIES. The Purchaser understands that the Shares it is purchasing are characterized as "restricted securities" under U.S. federal securities laws inasmuch as they are being acquired in a transaction not involving a public offering and that under such laws and
                                                        STOCK PURCHASE AGREEMENT
                                       7.

applicable regulations such Shares may be resold without registration under the Act only in certain limited circumstances. In the absence of an effective registration statement covering the Shares or an available exemption from registration under the Act, the Shares must be held indefinitely. In this connection, the Purchaser represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

         3.7 FINDERS. The Purchaser has not directly or indirectly dealt with anyone acting in the capacity of a finder or broker and has not incurred any obligations for any finders' or broker's fee or commission in connection with the transactions contemplated by this Agreement.

                                   ARTICLE IV

                                    COVENANTS

         4.1 COOPERATION. The parties hereto shall cooperate fully with each other in furnishing any information or performing any action reasonably requested by each to the other party, which information or action is necessary to the prompt and successful consummation of the transactions contemplated by this Agreement. Subject to its further rights under this Agreement, each party hereto shall cause the Closing to occur by the Closing Date or as soon thereafter as practicable.

         4.2 FILINGS BY SELLER. The Seller shall, at its own expense, make in a timely manner, all appropriate filings required to be made with the Quebec Securities Commission or any other Canadian regulatory agency in connection with the sale of the Shares pursuant to this Agreement, including the filing required to be made pursuant to Section 51 of the Quebec Securities Act.

         4.3 TRANSFER TAXES, FEES AND EXPENSES. Each party shall bear responsibility for its own expenses associated with the sale, purchase and transfer of the Shares. Any expenses incurred in connection with the transfer of the Shares and requested to be paid by the Company shall be paid by the Seller.

         4.4 CONSENTS AND WAIVERS. The Seller shall use its best efforts to obtain the Portfolio Company Certificates, and, to the extent necessary, appropriate or desirable, consents in writing to the transactions contemplated by this Agreement and/or such amendments, assignments, waivers or modifications of such documents or instruments as may be required so that the transactions contemplated by this Agreement may be consummated and shall not result in any default or breach of any of the articles or bylaws of the Company, the Shareholders' Agreement or other contract, agreement, commitment or instrument to which the Seller is a party or by which the Seller or any of the Seller's assets are bound or committed, including waivers of all rights of first refusal, first offer or co-sale rights potentially applicable to the sale, assignment or transfer of the Shares and consents to, or approvals of, the sale, assignment and transfer to the Purchaser of all of the Contractual Rights.

         4.5 ACCESS. The Seller shall permit the Purchaser and its partners, advisors, attorneys, accountants and other representatives full access after reasonable notice during normal business hours to the Shares, the Shareholders' Agreement and all other instruments, agreements and
                                                        STOCK PURCHASE AGREEMENT
                                       8.

documents representing or constituting the Shares or any part thereof or relating to the capital stock of the Company that are in the Seller's possession on the date hereof.

         4.6 CERTAIN CONDUCT. Without the prior written consent of the Purchaser, prior to the Closing Date the Seller shall not (i) sell, assign, transfer, deliver or otherwise dispose of the Shares, (ii) forgive, release, compromise or demand payment of any indebtedness owed to it by the Company other than upon full payment thereof, (iii) amend, cancel or terminate the Shareholders' Agreement, (iv) waive, amend, cancel, terminate, exercise or fail to exercise any of the Contractual Rights, (v) create or permit to exist any Lien on the Shares or (vi) agree to do any of the foregoing.

         4.7 CONFIDENTIALITY. All information furnished by the Purchaser to the Seller or by the Seller to the Purchaser in connection with this Agreement and the transactions contemplated hereby, as well as the terms, conditions and provisions of this Agreement and the Ancillary Agreements, including the amount and form of the Payment, shall be kept strictly confidential by the Seller and the Purchaser and shall be used by the Seller and the Purchaser only in connection with this Agreement and the transactions contemplated hereby, except to the extent that such information (i) is already known by the party to whom the information is disclosed or in the public domain at the time the information is disclosed, other than by reason of breach of this provision, (ii) thereafter becomes lawfully obtainable from other sources other than by breach of the confidentiality obligations of such party, (iii) is required to be disclosed in any document to be filed with any federal, state, provincial, municipal or other governmental department, commission, board, court, bureau, agency or instrumentality, domestic or foreign or (iv) is required under securities laws or regulations applicable to the Seller or Purchaser (including notice of the transactions contemplated hereby given pursuant to rules and regulations of the Securities and Exchange Commission and applicable Canadian securities legislation); provided, however, in the cases of subsections (iii) and (iv) of this sentence, any party required to make any such disclosure shall only do so, to the extent feasible, after notice to, and consultation with the other parties hereto. No party hereto shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval, not to be unreasonably withheld, of the other parties hereto except as may be required by law (and then, to the extent feasible, only after notice to, and consultation with the other party). Notwithstanding the foregoing, the Seller and the Purchaser may disclose such information to their partners, directors, officers, employees, investors, advisors, trustees and representatives on a need-to-know basis in connection with the transactions contemplated hereby (disclosure by Purchaser of asset price information to its investors shall qualify under the need-to-know-basis), provided that such persons shall be informed of the confidential nature of such information and shall be contractually obligated to keep such information confidential pursuant to the terms of this Section 4.7.

         4.8 OTHER NEGOTIATIONS. The Seller shall not, and shall not authorize or permit any of its agents or other representatives to, directly or indirectly, initiate, facilitate, solicit, encourage or participate in discussions with, provide information to, or approve or enter into a transaction, agreement or contract with, any corporation, partnership, person or other entity or group concerning any sale, assignment, transfer or other disposition of any of the Shares (all such transactions being referred to herein as "Disposition Transactions"). The Seller shall promptly communicate to the Purchaser the terms of any proposal which it may receive in respect of a
                                                        STOCK PURCHASE AGREEMENT
                                       9.

Disposition Transaction and any request by or indication of interest on the part of any third party with respect to initiation of any Disposition Transaction or discussions with respect thereto.

                                   ARTICLE V

                                 CLOSING MATTERS

         5.1 THE CLOSING. Subject to satisfaction or waiver of all conditions precedent set forth in Article VI, the closing with respect to the transfer of the Shares (the "Closing") shall be held at the offices of Brobeck, Phleger & Harrison LLP, San Francisco, CA 94105, at 3:00 pm on April 30, 2001, or on such other date as the Purchaser and the Seller may agree (the "Closing Date"). If any condition in Article VI is not satisfied in any respect (or is not duly waived) at the Closing, the party or parties whose obligations are subject to such condition may extend the date of the Closing (during which extension each of the other parties shall use all reasonable efforts to cause all such conditions to be satisfied in all respects). If all conditions are determined to be satisfied (or are duly waived) at the Closing (whether or not delayed), the Closing shall be consummated.

         5.2 DELIVERY OF SHARES AND ASSIGNMENTS. At the Closing, the Seller shall deliver, to the extent not previously delivered, or cause to be delivered to the Purchaser (i) all of the instruments and other documents that represent or constitute the Shares to be transferred at the Closing, together with all transfer forms duly signed necessary to register the transfer of the Shares to the Purchaser in the books of the Company, (ii) such releases, approvals, consents, waivers and other supporting documents as may in the reasonable opinion of the Purchaser be necessary to permit the Purchaser to acquire the Shares free and clear of all Liens (other than the Encumbrances to the extent they do not apply to the transactions contemplated by this Agreement), and (iii) the Shareholders' Agreement Amendment, and (iv) the other documents and agreements referenced in Section 6.1.

         5.3 DOCUMENTS AND CERTIFICATES. The Purchaser and the Seller shall use all reasonable efforts, on or prior to the Closing, to execute and deliver all such instruments, documents or certificates as may be necessary, appropriate or desirable, on the advice of counsel, for the consummation at the Closing of the transactions contemplated by this Agreement.

                                   ARTICLE VI

                              CONDITIONS OF CLOSING

         6.1 CONDITIONS APPLICABLE TO THE PURCHASER. The obligations of the Purchaser under this Agreement to consummate the transactions contemplated by this Agreement at the Closing are, at its option, subject to the following conditions:

                  (a) PERFORMANCE OF THIS AGREEMENT. All the terms, covenants and conditions of this Agreement to be complied with and performed by the Seller at or before the Closing shall have been fully complied with and performed in all material respects.
                                                        STOCK PURCHASE AGREEMENT
                                      10.

                  (b) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Seller set forth in this Agreement shall be true and correct in all material respects both on the date of this Agreement and as of the Closing Date (with the same force and effect as if such representations and warranties were made anew at and as of the Closing Date, except (i) to the extent that such representations and warranties are by their express provisions made as of the date of this Agreement or another specified date and (ii) for the effect of any activities or transactions which may have taken place after the date of this Agreement which are contemplated by this Agreement).

                  (c) LITIGATION. No action, suit, litigation, proceeding or investigation shall (i) have been formally instituted and be pending with regard to the transactions contemplated by this Agreement or (ii) be threatened with regard to the transactions contemplated by this Agreement. On the Closing Date, there shall not be in force any injunction, order or decree restricting or enjoining consummation of the transactions contemplated by this Agreement.

                  (d) REQUIRED CONSENTS, WAIVERS AND NOTICES. The Seller shall have obtained all required consents in writing to the transactions contemplated by this Agreement and such amendments, assignments, waivers or modifications of such documents or instruments as may be required so that the transactions contemplated by this Agreement may be consummated and shall not result in any default or breach of the Shareholders' Agreement or any other agreement, contract, commitment or instrument to which the Seller are parties or by which the Seller or any of their assets are bound or committed, including waivers of all rights of first refusal, first offer or co-sale rights potentially applicable to the sale, assignment or transfer of the Shares and consents to, or approvals of, the sale, assignment and transfer to the Purchaser of all of the Contractual Rights. The Seller shall have timely given notice to all parties that may be required in order to effect the transfer of the Shares and all rights relating thereto. All such consents, waivers and approvals referred to in this Section 6.1(d) shall be in a form and substance which is satisfactory to the Purchaser, in its sole discretion.

                  (e) CERTIFICATE CONCERNING THIS AGREEMENT. The Seller shall furnish to the Purchaser a certificate dated the Closing Date, signed by it to the effect that the conditions set forth in subsections (a) through (d) of this
Section 6.1 have been satisfied.

                  (f) MATERIAL ADVERSE CHANGE, INACCURACY OR BREACH. No fact or circumstance shall have come to the attention of the Purchaser which in the judgment of the Purchaser constitutes or would constitute a Material Adverse Change, or constitute a material breach of any covenant of the Seller hereunder or constitute or reflect any material inaccuracy in or breach of any representation and warranty made or to be made by the Seller in connection with this Agreement.

                  (g) PROCEEDINGS. All proceedings to be taken by the Seller in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser shall have received copies of all such documents and other evidence as it may reasonably request to establish the consummation of such transactions and the taking of all proceedings in connection therewith.
                                                        STOCK PURCHASE AGREEMENT
                                      11.

                  (h) PORTFOLIO COMPANY CERTIFICATES. The Purchaser shall have received the Portfolio Company Certificates from the Company.

                  (i) LEGAL OPINION. The Purchaser shall have received from Holland & Knight a legal opinion, addressed to the Purchaser and dated the Closing Date, substantially in the form of Exhibit 6.1(i) hereto.

                  (j) TAX CLEARANCE CERTIFICATES. The Seller shall have received tax clearance certificates from each of the Canada Customs and Revenue Agency and the Minister of Revenue for Quebec with respect to the sale of the Shares, in each case fixing a certificate limit or an estimated or actual amount of proceeds of disposition which, in the aggregate, shall not be less than C$6,697,500 (the "Certificate Limit"), and the Purchaser shall have received copies of each such certificate (the "Clearance Certificates").

                  The Purchaser may waive the preceding condition if the Seller has not received and delivered the Clearance Certificates at the Closing in which case the Purchaser will withhold thirty seven percent (37%) of the Payment (the "Withholding"). If the Seller delivers to the Purchaser the Clearance Certificates before the last business day that is not more than twenty seven
(27) days after the last day of the month in which the Closing occurred (the "Remittance Date"), the Purchaser shall remit to the Seller forthwith upon the delivery of such Clearance Certificates the amount of the Withholding. If the Clearance Certificates are not delivered to the Purchaser on or before the Remittance Date, the Purchaser shall remit the amount of the Withholding to the Receiver General of Canada and the Minister of Revenue for Quebec in accordance with the Income Tax Act (Canada) and the Taxation Act (Quebec). The Seller shall have no recourse against the Purchaser for having withheld and remitted any amount in compliance with this paragraph and the Income Tax Act (Canada) and the Taxation Act (Quebec).

                  (k) SHAREHOLDERS' AGREEMENT. The Seller, the Company and all other parties to the Shareholders' Agreement shall have entered into an amendment to the Shareholders' Agreement in a form and substance satisfactory to the Purchaser in its sole discretion (the "Shareholders' Agreement Amendment").

                  (l) AMENDMENT TO ARTICLES OF INCORPORATION. The Articles of Incorporation of the Company shall have been amended to convert the Company's Class A shares and Class B shares into Common shares of the Company in a form and substance satisfactory to the Purchaser in its sole discretion.

                  (m) NOTE HOLDER RELEASE. The Purchaser shall have received evidence, in a form and substance satisfactory to the Purchaser in its sole discretion, that the holders of the Seller's 8% notes due 2002 and the holders of the Seller's $6,000,000 notes due 2003, have released their security interest in the Shares.

         6.2 CONDITIONS APPLICABLE TO THE SELLER. The obligations of the Seller under this Agreement to consummate the transactions contemplated by this Agreement at the Closing are, at their option, subject to the following conditions:
                                                        STOCK PURCHASE AGREEMENT
                                      12.

                  (a) PERFORMANCE OF THIS AGREEMENT. All terms, covenants and conditions of this Agreement to be complied with and performed by the Purchaser at or before the Closing shall have been fully complied with and performed in all material respects.

                  (b) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser set forth in this Agreement shall have been true and correct in all material respects both on the date of this Agreement and as of the Closing Date (with the same force and effect as if such representations and warranties were made anew at and as of the Closing Date, except (i) to the extent that such representations and warranties are by their express provisions made as of the date of this Agreement or another specified date and (ii) for the effect of any activities or transactions which may have taken place after the date of this Agreement which are contemplated by this Agreement).

                  (c) LITIGATION. No action, suit, litigation, arbitration, proceeding or investigation shall (i) have been formally instituted and be pending with regard to the transactions contemplated by this Agreement or (ii) be threatened by any governmental authority of the United States or any State thereof with regard to the transactions contemplated by this Agreement. On the Closing Date, there shall not be in force any injunction, order or decree restraining or enjoining consummation of the transactions contemplated by this Agreement.

                  (d) REQUIRED CONSENTS AND WAIVERS. The Seller shall have obtained all required consents in writing to the transactions contemplated by this Agreement and such amendments, assignments, waivers or modifications of such documents or instruments as may be required so that the transactions contemplated by the Agreement may be consummated and shall not result in any default or breach of the Shareholders' Agreement, or any other agreement, contract, commitment or instrument to which the Seller is a party or by which the Seller or any of its assets are bound or committed, including waivers of all rights of first refusal and rights of co-sale potentially applicable to the sale, assignment or transfer of the Shares and consents to, or approvals of, the sale, assignment and transfer to the Purchaser of all of the Contractual Rights.

                  (e) SHAREHOLDERS' AGREEMENT. The Purchaser, the Company and all other parties to the Shareholders' Agreement shall have entered into the Shareholders' Agreement Amendment.

                  (f) PROCEEDINGS. All proceedings to be taken by the Purchaser in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Seller, and the Seller shall have received copies of all such documents and other evidence as the Seller may reasonably request to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

                                  ARTICLE VII

                                   TERMINATION

         7.1 BY MUTUAL CONSENT. This Agreement may be terminated and the transactions contemplated by this Agreement abandoned before the Closing pursuant to the mutual written consent of the Purchaser and the Seller at any time prior to the Closing for any reason.
                                                        STOCK PURCHASE AGREEMENT
                                      13.

         7.2 BY PURCHASER. This Agreement may be terminated at any time by the Purchasers (i) in accordance with Section 1.6; or (ii) if any event occurs or condition exists which would render impossible the satisfaction of one or more conditions to the obligations of the Purchasers to consummate the transactions contemplated by this Agreement as set forth in Section 6.1; provided, however, that the right to terminate this Agreement under this Section 7.2 shall not be available if Purchaser's failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure to satisfy such conditions.

         7.3 BY SELLER. This Agreement may be terminated at any time by the Seller if any event occurs or condition exists which would render impossible the satisfaction of one or more conditions to the obligations of the Seller to consummate the transactions contemplated by this Agreement as set forth in
Section 6.2; provided, however, that the right to terminate this Agreement under this Section 7.3 shall not be available if Seller's failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure to satisfy such conditions.

         7.4 BY EITHER PARTY. This Agreement may be terminated by either the Purchasers or the Seller if the Closing shall not have occurred by April 30, 2001, which date may be extended by mutual agreement of the parties pursuant to
Section 5.1; provided, however, that the right to terminate this Agreement under this Section 7.4 shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date.

         7.5 SURVIVAL UPON TERMINATION. If this Agreement is terminated, the agreements of the Seller and the Purchaser contained in Sections 4.7, 7.5, 7.6 and 9.1 and Article VIII shall survive such termination.

         7.6 EXPENSES. In the event of termination of this Agreement under
Section 7.1, each party hereto will pay all of its own fees and expenses and there will be no further liability hereunder on the part of any party hereto, except for liability for a willful breach by a party of its covenants or representations and warranties hereunder.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         8.1 INDEMNIFICATION. The Seller hereby agrees to defend, indemnify and hold harmless the Purchaser from and against any damage, liability, loss, cost or expense (including reasonable attorneys' fees) occasioned or caused by, resulting from or arising out of (i) any failure by the Seller to perform any of its covenants or obligations as set forth in this Agreement or in any certificate or instrument delivered pursuant to this Agreement; (ii) any inaccuracy in or breach of any of the representations or warranties of the Seller set forth in this Agreement; and (iii) any and all actions, suits, litigations, arbitrations, proceedings, investigations or claims arising out of any of the foregoing or out of facts relating to the foregoing that have occurred on or prior to the Closing Date even though such proceeding or claim may not be filed or come to light until after the Closing Date (the "Purchaser's Damages").
                                                        STOCK PURCHASE AGREEMENT
                                      14.

                  The maximum aggregate amount for which the Seller shall be liable for under the indemnification obligations set forth in this Section 8.1 is an amount equal to the Payment. In no event whether in contract or tort (including breach of warranty, negligence and strict liability in tort), shall either party be liable to the other party for indirect or consequential damages, even if such party has been advised of the possibility of such damages in advance.

         8.2 INDEMNIFICATION BY PURCHASER. The Purchaser hereby agrees to defend, indemnify and hold harmless the Seller from and against any damage, liability, loss, cost or expense (including reasonable attorneys' fees) occasioned or caused by, resulting from or arising out of (i) any failure by the Purchaser to perform any of its covenants or obligations as set forth in this Agreement or in any certificate or instrument delivered pursuant to this Agreement; (ii) any inaccuracy in or breach of any of the representations or warranties of the Purchaser set forth in this Agreement; and (iii) any and all actions, suits, litigations, arbitrations, proceedings, investigations or claims arising out of any of the foregoing or out of facts relating to the foregoing that have occurred on or prior to the Closing Date even though such proceeding or claim may not be filed or come to light until after the Closing Date (the "Seller's Damages").

                  The maximum aggregate amount for which the Purchaser shall be liable for under the indemnification obligations set forth in this Section 8.2 is an amount equal to the Payment. In no event whether in contract or tort (including breach of warranty, negligence and strict liability in tort), shall either party be liable to the other party for indirect or consequential damages, even if such party has been advised of the possibility of such damages in advance.

         8.3 INDEMNIFICATION PROCEDURE. As used in this Section 8.3, the term "Indemnified Party" shall mean either the Seller or the Purchaser, as the case may be, that is asserting a claim for indemnity under this Article VIII and the term "Indemnifying Party" shall mean the party against whom the Indemnified Party is seeking indemnification. The Indemnified Party agrees to give the Indemnifying Party prompt notice of any event, or any written claim by a third party, of which it obtains knowledge, which could give rise to any damage, liability, loss, cost or expense as to which it may request indemnification under this Agreement, and, in the case of such third party claims or assertions, the Indemnified Party, at the expense of the Indemnifying Party, will cooperate with the Indemnifying Party in determining the validity of any such claim or assertion. In connection with any such third party claim if the Indemnifying Party shall have acknowledged in writing its obligation to indemnify in respect of such claim which might give rise to a claim for indemnity hereunder, the Indemnifying Party may select counsel to direct the defense of such third party claim, which counsel shall be reasonably satisfactory to the indemnified party. The Indemnifying Party shall arrange for such counsel to inform the Indemnified Party on a regular basis of the status of such case. The Indemnified Party may, at its election and expense, participate in the defense of such third party claim. The Indemnifying Party shall not settle any such claim without the consent of the Indemnified Party if any relief, other than the payment of money damages, would be granted by such settlement or if the Indemnified Party would be liable to the third party for the amount of such settlement.

         8.4 NO WAIVER; OTHER INDEMNIFICATION PROVISIONS. In no event will the any party hereto be deemed to waive any breach by the other parties of any representation, warranty, covenant or agreement by reason of such party's completing the Closing with knowledge thereof. Except as provided in Section 8.1, the indemnification provisions of this Article VIII are in
                                                        STOCK PURCHASE AGREEMENT
                                      15.

addition to, and not in derogation of, any statutory or common law remedy any party may have for breach of representation, warranty, or covenant.

                                   ARTICLE IX

                                  MISCELLANEOUS

         9.1 SURVIVAL OF REPRESENTATION AND WARRANTIES. All representations and warranties of the parties to this Agreement shall survive for twenty-four (24) months following the execution and delivery of this Agreement except that Seller's representations and warranties pursuant to Sections 2.4 shall survive in perpetuity; provided, however, that the representations and warranties of the parties to this Agreement shall not survive the termination of this Agreement pursuant to Sections 7.1, 7.2 or 7.3, and, upon such termination, there shall be no liability on the part of either party hereto except (i) as set forth in
Section 7.5, and (ii) that nothing herein shall relieve either party from liability for any willful and intentional breach of this Agreement. Any investigation or other examination that may have been made or may be made at any time by or on behalf of the party to whom representations and warranties are made shall not limit, diminish or in any way affect the representations and warranties in this Agreement, and the parties may rely on the representations and warranties in this Agreement irrespective of any information obtained by them by any investigation, examination or otherwise.

         9.2 ADDITIONAL DOCUMENTS AND ACTS. After the Closing, each of the parties hereto shall execute and deliver such additional documents, certificates and instruments, and perform such additional acts, as may be reasonably requested and necessary or appropriate to carry out all of the provisions of this Agreement and to consummate all of the transactions contemplated by this Agreement.

         9.3 SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges that the other party will have no adequate remedy at law if it fails to perform any of its obligations under this Agreement. In such event, each of the parties agrees that the other party shall have the right, in addition to any other rights it may have (whether at law or in equity), to specific performance of this Agreement.

         9.4 NOTICES. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, sent by facsimile transmission or posted by registered or certified mail, return receipt requested, with postage prepaid, addressed as follows:

                  if to any Purchaser:

                                    c/o Paul Capital Partners
                                    50 California Street, Suite 3000
                                    San Francisco, CA  94111
                                    Attention:  Jeffrey Moelis

                  with a copy (not constituting notice) to:
                                                        STOCK PURCHASE AGREEMENT
                                      16.

                                    Brobeck, Phleger & Harrison LLP
                                    One Market
                                    Spear Street Tower
                                    San Francisco, CA 94105
                                    Attention: Ronald B. Moskovitz, Esq.

                  if to the Seller:

                                    Hybridon, Inc.
                                    345 Vassar Street
                                    Cambridge, MA 02139
                                    Attention:  Robert Andersen

                  with a copy (not constituting notice) to:

                                    Holland & Knight LLP
                                    One Beacon Street
                                    Boston, MA 02108
                                    Attention:  James Pollock, Esq.

                  or to such other address or addresses as the Purchasers or the Seller may from time to time designate by notice as provided herein, except that notices of changes of address shall be effective only upon receipt.

         9.5 ASSIGNMENT. Neither party hereto may assign or delegate this Agreement or any rights or obligations hereunder to any person without the prior written consent of the other.

         9.6 WAIVER. Either party hereto may, by express written notice to the other, (i) extend the time for the performance of any of the obligations or other actions of the other party under this Agreement; (ii) waive any inaccuracies in the representations or warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement; (iii) waive compliance with any of the conditions or covenants of the other party contained in this Agreement; or (iv) waive or modify performance of any of the obligations of the other party under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance by the other party with any of the representations, warranties, covenants, conditions, agreements or indemnities contained in this Agreement. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         9.7 ENTIRE AGREEMENT. This Agreement and the Ancillary Agreements, together with the Schedules and Exhibits to this Agreement (which are incorporated herein by reference) and certificates to be delivered at Closing pursuant to this Agreement, supersedes any other agreement, whether written or oral, that may have been made or entered into by the parties hereto relating to the matters contemplated hereby, and constitutes the entire agreement of the parties hereto with respect to the subject matter hereof.
                                                        STOCK PURCHASE AGREEMENT
                                      17.

         9.8 AMENDMENTS, SUPPLEMENTS, ETC. This Agreement may be amended or supplemented only by additional written agreements, articles or certificates signed by the Purchaser and the Seller, as may be determined by the parties hereto to be necessary, appropriate or desirable to further the purposes of this Agreement, to clarify the intention of the parties, or to add to or to modify the covenants, terms or conditions hereof.

         9.9 INTERPRETATION. When a reference is made in this Agreement to Articles, Sections, Schedules, Exhibits or certificates such reference shall be to an Article, Section, Schedule, Exhibit or certificate to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." Neither party hereto shall be or be deemed to be the drafter of this Agreement for the purposes of construing this Agreement against one party or the other.

         9.10 HEADINGS AND CAPTIONS. The headings and captions in this Agreement are for convenience and reference purposes only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

         9.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

         9.12 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, inure to the benefit of and may be enforced by, each of the parties hereto and their respective permitted successors and assigns.

         9.13 ATTORNEYS' FEES. In the event of any legal action or proceeding respecting this Agreement, the prevailing party shall be entitled to recover its costs and expenses (including, without limitation, reasonable attorneys' fees) incurred in such action or proceeding.

         9.14 SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable, the remaining provision shall nevertheless be given full force and effect.

         9.15 GOVERNING LAW. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of California, without giving effect to the principles of conflicts of law thereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
                                                        STOCK PURCHASE AGREEMENT
                                      18.

                  IN WITNESS WHEREOF, the Purchasers and the Seller have caused this Stock Purchase Agreement to be duly executed and delivered as of the date first above written.

SELLER:                                                      PURCHASERS:
HYBRIDON, INC.                                               PAUL CAPITAL PARTNERS VI HOLDINGS
                                                             By:    PAUL CAPITAL MANAGEMENT, LLC
By:                                                                 Its General Partner
   ---------------------------------------------
Name:  Robert Andersen
Its:  Vice President and Chief Financial Officer

                                                             By:
                                                                ---------------------------------------
                                                                    Jeffrey Moelis, Manager Member
                                                                    50 California Street
                                                                    Suite 3000
                                                                    San Francisco, CA  94111

                                                             PCP ASSOCIATES, L.P.
                                                             By:    PAUL CAPITAL MANAGEMENT, LLC
                                                                    Its General Partner
                                                             By:
                                                                ---------------------------------------
                                                                    Jeffrey Moelis, Manager Member
                                                                    50 California Street
                                                                    Suite 3000
                                                                    San Francisco, CA  94111

                                SIGNATURE PAGE TO
                          STOCK PURCHASE AGREEMENT FOR
                       PURCHASE OF METHYLGENE INC. SHARES
                               FROM HYBRIDON, INC.
                                                        STOCK PURCHASE AGREEMENT
                                      19.

                                    EXHIBIT A
                          CERTIFICATE OF CAPITALIZATION

The undersigned hereby certifies to the Purchaser, its affiliated entities and its investors that he or she is the duly elected President, Chief Financial Officer or Secretary of MethylGene Inc., a corporation formed under the laws of Quebec (the "Company"), and that as such he or she is authorized to execute this certificate for and on behalf of the Company, and further certifies for and on behalf of the Company that set forth on Annex A attached hereto is a complete and accurate list of the authorized and outstanding shares of capital stock of the Company, including all shares and securities which are issuable upon the exercise, exchange or conversion of any rights, options or warrants to purchase shares of the capital stock of the Company, issued by the Company as of the date first written below, and the number of shares of such stock and/or securities and rights, options or warrants to purchase such shares or securities of the Company held by Hybridon, Inc. Further, there has been no issuance of common stock equivalents issued since the date of the capitalization table set forth on Annex A.

                  IN WITNESS HEREOF, this Certificate of Capitalization is
hereby executed as of             , 2001.
                     -------------


METHLYGENE Inc.



By:  ---------------------------


--------------------------------
(Print Name)

--------------------------------
(Title)



                                     Annex A

                                    EXHIBIT B

                             CERTIFICATE OF TRANSFER


                  The undersigned hereby certifies to the Purchaser (the "Transferee") that he or she is the duly elected President, Chief Financial Officer or Secretary of MethylGene Inc., a corporation formed under the laws of Quebec (the "Company"), and that as such he or she is authorized to execute this certificate for and on behalf of the Company, and further certifies for and on behalf of the Company that the proposed transfer of 2,350,000 Common shares of the Company (the "Shares") owned by Hybridon, Inc. (the "Transferor"), will upon delivery of the share certificates duly endorsed or accompanied with a transfer form duly signed for transfer of the Shares for the Transferee be duly recorded in the corporate records of the Company and that the Transferee will be the holder of record of the Shares and as such will have all attendant rights pertaining to the shares granted under the articles of the Company.


         IN WITNESS HEREOF, this Certificate of Transfer is hereby executed as
of         , 2001.
   --------

                                         METHYLGENE INC.


                                         By:
                                             ----------------------------


                                         --------------------------------
                                         (Print Name)

                                         --------------------------------
                                         (Title)

                                  Attachment A

                                  SCHEDULE 1.2
                                PURCHASER DETAILS



           Purchaser Name              Number of Common Shares being Purchased
           --------------              ---------------------------------------
   Paul Capital Partners VI, L.P.                     2,009,964
        PCP Associates, L.P.                           340,036

                                  SCHEDULE 2.4

THE METHYLGENE INC. SHARES OWNED BY SELLER ARE THE SUBJECT OF A SECURITY INTEREST FOR THE BENEFIT OF THE HOLDERS OF SELLER'S 8% NOTES DUE 2002 AND SELLER'S $6,000,000 NOTES DUE 2003. SUCH HOLDERS HAVE SIGNED AN INSTRUMENT WAIVING THEIR RIGHTS WITH RESPECT TO DISPOSITIONS OF THE METHYLGENE INC. AND RELEASING THEIR SECURITY INTEREST THEREIN FOR THE PURPOSE OF PERMITTING SUCH SHARES TO BE SOLD BY SELLER TO PURCHASER.

                                  SCHEDULE 2.5
                             COMPANY CAPITALIZATION

                                  SCHEDULE 2.9
                             SHAREHOLDERS' AGREEMENT

                                 EXHIBIT 6.1(i)
                       FORM OF OPINION OF SELLER'S COUNSEL


April __, 2001

PAUL CAPITAL PARTNERS VI, L.P. and
PCP ASSOCIATES, L.P.
c/o Paul Capital Partners
50 California Street, Suite 3000
San Francisco, CA  94111

Attention:  Jeffrey Moelis

        Re: Hybridon, Inc. Sale of Stock of Methylgene, Inc. Under Stock Purchase Agreement dated as of March 30, 2001

Ladies and Gentlemen:

         We have acted as special counsel for Hybridon, Inc., a Delaware corporation (the "COMPANY"), in connection with the preparation, execution and delivery of, and sale of stock under, the Stock Purchase Agreement, dated as of March __, 2001, between you and the Company (the "AGREEMENT"). This letter is delivered to you pursuant to Section 6.1(i) of the Agreement. Capitalized terms not defined in this letter have the meanings ascribed to them in the Agreement.

         For purposes of our opinions, we have reviewed such documents and made such other investigation as we have deemed appropriate. As to matters of fact, we have relied on the representations and warranties made by the parties in the Agreement and on certificates of public officials and officers of the Company. We have made no independent investigation of the accuracy or completeness of such matters of fact.

         In rendering the following opinions, we have relied, without independent investigation, upon the following assumptions:

                  (a) Each party to the Agreement (other than the Company) is duly organized and is validly existing and in good standing in its jurisdiction of organization;

                  (b) Each party to the Agreement (other than the Company) has full power and authority to execute, deliver and perform its obligations under the Agreement, and the Agreement has been duly authorized by all necessary action on its part and has been duly executed and duly delivered by it;

                  (c) The Agreement constitutes the valid and binding obligation of each party to the Agreement (other than the Company), enforceable against such party in accordance with its terms;

                  (d) Each natural person executing the Agreement or any document referred to herein is legally competent to do so;

                  (e) Each party to the Agreement (other than the Company) has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Agreement against the Company (including, but not limited to, qualifying to do business, if required, in the Commonwealth of Massachusetts;

                  (f) Each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine;

                  (g) There has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence;

                  (h) The Agreement will be enforced in circumstances and in a manner in which it is commercially reasonable to do so and the conduct of the parties complies with any requirement of good faith and fair dealing;

                  (i) There are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Agreement; and

                  (j) Each person who has taken any action relevant to any of our opinions in the capacity of director or officer was duly elected to that director or officer position and held that position when such action was taken.

         For purposes of this opinion letter, the terms "to our knowledge", "we are not aware" or similar terms means the conscious awareness of facts or other information, at the time of delivery of this opinion letter, by the lawyers in our firm who have had involvement in the negotiation and preparation of the Agreement. Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of any facts or other information, and no inference as to our knowledge or the existence or absence of any such facts or other information should be drawn from the fact of our representation of the Company as special counsel.

         Notwithstanding our opinions expressed herein, we express no opinion with respect to any of the following provisions in the Agreement:

                  (a)      Choice-of-law provisions;

                  (b) Covenants not to compete, including covenants not to interfere with business or employee relations, covenants not to solicit customers, and covenants not to solicit or hire employees;

                  (c) Indemnification of a party for its own gross negligence, willful misconduct, recklessness or other wrongful conduct;

                  (d) Provisions mandating contribution towards judgments or settlements among various parties;

                  (e) Waivers of (i) legal or equitable defenses, (ii) rights to damages, (iii) rights to counter claim or set off, (iv) statutes of limitations,
(v) rights to notice, (vi) the benefits of statutory, regulatory, or constitutional rights, unless and to the extent the statute, regulation, or constitution explicitly allows waiver, and (vii) other benefits to the extent they cannot be waived under applicable law;

                  (f) Provisions providing for forfeitures or the recovery of amounts deemed to constitute penalties or for liquidated damages;

                  (g) Provisions that provide a time limitation after which a remedy may not be enforced;

                  (h) Agreements to submit to the jurisdiction of any particular court or other governmental authority; provisions restricting access to courts; waiver of service of process requirements which would otherwise be applicable; and provisions otherwise purporting to affect the jurisdiction and venue of courts;

                  (i) Provisions that attempt to change or waive rules of evidence or fix the method or quantum of proof to be applied in litigation or similar proceedings;

                  (j) Any Federal, state or local law relating to taxation, zoning, land use, the environment, antitrust, banking, securities or ERISA; and

                  (k) Provisions regarding arbitration.

         Based on and subject to the foregoing and subject to the exceptions, qualifications and limitations hereinafter set forth, we express the following opinions.

                  1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Company has the requisite corporate power and authority to own its properties and to conduct its business as, to our knowledge, it is presently conducted.

The Company has the requisite corporate power and authority to execute, deliver and perform the Agreement. The Agreement has been duly and validly authorized by the Company, has been duly executed and delivered by an authorized officer of the Company and constitutes a legal, valid and binding obligation of the Company, enforceable by you against the Company in accordance with its terms.

Neither the execution or delivery by the Company of the Agreement nor the consummation by the Company at the Closing of the transactions contemplated thereby will (i) violate any provision of the Articles of Incorporation or Bylaws of the Company, (ii) violate or be in conflict with any federal or Massachusetts laws which to our knowledge are applicable to the Company,
     (iii) to our knowledge, violate or contravene any judgment, decree, injunction or order of any federal or Massachusetts court, or any arbitrator or governmental agency or authority, having jurisdiction over the Company or its properties or by which the Company may be bound or (iv) constitute a material breach of, or result in a material default under, any term or provision of any material contracts of which we have knowledge.

                  2. No consents, approvals or authorizations of or filings with any governmental authority of the Commonwealth of Massachusetts, State of Delaware or the United States are required or necessary on the part of the Company in connection with the execution, delivery and performance at the Closing by the Company of the Agreement, except for (i) such consents, approvals, authorizations or filings which have been obtained, waived or made prior to the date hereof, and (ii) the consents, approvals, authorizations and filings listed in Section 2.1 of the Disclosure Schedule to the Purchase Agreement.

                  3. We are not aware that there is any action, proceeding or governmental investigation pending, or threatened in writing, against the Company which questions the validity or enforceability of the Agreement or the right of the Company to enter into the Agreement.

The offer and sale of the Shares pursuant to the Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended, and from the registration requirements of the applicable securities laws of the Commonwealth of Massachusetts.


         Our opinions are subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws affecting the rights and remedies of creditors generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

         Our opinions are also subject to the effect of rules of law that:

                  (a) limit or affect the enforcement of provisions of a contract that purport to waive, or to require waiver of, the obligations of good faith, fair dealing, diligence and reasonableness;

                  (b) provide that forum selection clauses in contracts are not necessarily binding on the court(s) in the forum selected;

                  (c) limit the availability of a remedy under certain circumstances where another remedy has been elected;

                  (d) provide a time limitation after which a remedy may not be enforced;

                  (e) limit the right of a creditor to use force or cause a breach of the peace in enforcing rights;

                  (f) relate to the sale or disposition of collateral or the requirements of a commercially reasonable sale;

                  (g) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct, unlawful conduct, violation of law or public policy or litigation against another party determined adversely to such party;

                  (h) may, if less than all of a contract is unenforceable, limit the enforceability of the remainder of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange;

                  (i) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys' fees and other costs;

                  (j) permit a party that has materially failed to render or offer performance required by the contract to cure that failure unless (i) permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance, or (ii) it was important in the circumstances to the aggrieved party that performance occur by the date stated in the contract; and

                  (k) in the absence of a waiver or consent, discharge a guarantor to the extent that (i) action by a creditor impairs the value of collateral securing guaranteed debt to the detriment of the guarantor, or (ii) guaranteed debt is materially modified.

         This opinion letter is based as to matters of law solely on (i) the General Corporation Law of the State of Delaware, and (ii) such internal law of the Commonwealth of Massachusetts (but not including any statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the Commonwealth of Massachusetts), and such Federal law that, in each case in our experience, is normally applicable to a transaction of the type contemplated by the Agreement and to the parties thereto.

         Our advice on each legal issue addressed herein represents our opinion concerning how that issue would be resolved were it to be considered by the highest court of the jurisdiction upon whose law our opinion on that issue is based. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances peculiar to the case, and our opinions are not a guaranty of an outcome of any legal dispute which may arise with regard to the Agreement.

         This letter speaks as of the date hereof. We disclaim any obligation to provide you with any subsequent opinion or advice by reason of any future changes or events which may affect or alter any opinion rendered herein.

         This letter is being delivered to you in connection with the Agreement and may not be relied upon by you for any other purpose. This letter may not be relied upon by, furnished to, referred to, quoted, in whole or part, by, or filed with, any other Person without our prior written consent.

                                            Very truly yours,

                                            HOLLAND & KNIGHT LLP